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                                                                 Exhibit 10.8


             SOURCE CODE LICENSE AND SOFTWARE DISTRIBUTION AGREEMENT
                                 (EVD PRODUCTS)

THIS Source Code LICENSE and Software Distribution AGREEMENT ("Agreement") is made and entered into effective JUNE 21ST, 2003 ("Effective Date") by and between On2 Technologies, Inc., a Delaware corporation having a business address at 21 Corporate Dr., Suite 103, Clifton Park, NY 12065 ("On2") and Beijing E-world Technology Co., Ltd., an entity organized under the laws of the People's Republic of China with its principal offices at Triumph Plaza East-F4 143A Xizhimenwai Street, Xicheng District, Beijing, People's Republic of China ("E-world") and Nature Talent Capital Limited, a company incorporated under the laws of the British Virgin Islands, and having a business address at Room 701, Shanghai Industrial Investment Building, 48-62 Hennessy Road, Wanchai, Hong Kong ("NT").

In consideration of the mutual covenants and promises recited below, the parties, intending to be legally bound, agree as follows:

TERMS AND CONDITIONS

1        Definitions.

1.1 "EVD" means the Enhanced Versatile Disc Technology System being developed by E-world as a national industrial standard for China that will be used to record and playback video/audio/data (multimedia) using the EVD Equipment.

1.2 "EVD Equipment" means any equipment or device that can record and/or playback video/audio/data using the EVD standard that contains an Encoder and/or Decoder.

1.3      "EVD/HDTV Product" means the EVD Equipment and HD TV Equipment.

1.4 "HD TV" means the High Definition Television System which is China's national industrial standard which E-world is participating in as a leader in encoding and decoding.

1.5 "HD TV Equipment" means any HD TV equipment or device that contains an Encoder and/or Decoder.

1.6 "Incorporated Technology" means any technology (including software and source code) included in the Optimized Code that is owned by E-world or its licensors, including all Intellectual Property Rights in such technology.

1.7 "Intellectual Property Rights" means all intellectual property rights arising under statutory or common law or any other legal system in the world, including that which is acquired or obtained under a contract with a third party, and whether or not perfected, comprising any of the following: (i) copyrights, copyright registrations, mask works and mask work registrations; (ii) rights relating to the protection of trade secrets and
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         confidential information; (iii) patents, patent applications, reissue patents and reissue applications, continuation and continuation in part applications, invention registrations, petty patents; (iv) trademarks, service marks, trade names, trade dress, domain names, and registrations for the foregoing, of all kinds and types; (v) any right analogous to those set forth in this definition in foreign jurisdictions; and (vi) any renewals or extensions of the foregoing (as and to the extent applicable) now existing, or hereafter filed, issued or acquired.

1.8 "Optimized Code" means Optimized Decoder Object Code, Optimized Decoder Source Code, Optimized Encoder Object Code and Optimized Encoder Source Code.

1.9 "Optimized Decoder Object Code" means the Decoder in binary or object form that has been ported and optimized by E-world for use in EVD/HDTV Products. Optimized Decoder Object Code may contain the Decoder, Incorporated Technology, and any modifications or additions to the Software implemented by E-world as set forth in this Agreement.

1.10 "Optimized Decoder Source Code" means the Decoder in source code form that has been ported and optimized by E-world for use in EVD/HDTV Products. Optimized Decoder Source Code may contain Decoder Source Code, Incorporated Technology, and any modifications or additions to the Software implemented by E-world as set forth in this Agreement.

1.11 "Optimized Encoder Object Code" means the Encoder in binary or object form that has been ported and optimized by E-world for use in EVD/HDTV Products. Optimized Encoder Object Code may contain the Encoder, Incorporated Technology, and any modifications or additions to the Software implemented by E-world as set forth in this Agreement.

1.12 "Optimized Encoder Source Code" means the Encoders in source code form that has been ported and optimized by E-world for use in EVD/HDTV Products. Optimized Encoder Source Code may contain Encoder Source Code, Incorporated Technology, and any modifications or additions to the Software implemented by E-world as set forth in this Agreement.

1.13 "Software" means the Source Code and object code for Encoders and Decoders.

1.14 "Source Code" means the source code version of On2's Encoder and Decoder and any Updates thereto, along with all reasonably required proprietary information, technical documentation, specifications, and schematics that will enable E-world's Authorized Employees who possess skills and training commensurate with the level of sophistication of the Software to develop the Optimized Code.

1.15 "Encoder and Decoder" means On2's VP5 and VP6 encoder and decoder algorithm. Such encoders being "Encoders" and such decoders being "Decoders."


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1.16     "Initial Port" means the porting of the Encoder and Decoder to the
         Chips by E-world. E-world agrees to start the Initial Port within a week of receiving the Source Code and to use reasonable best efforts to complete the Initial Port as quickly as possible. On2 agrees to use reasonable best efforts pursuant to Section 2.11 hereof to provide technical support relating to the Initial Port.

1.17 "Chips" means the two alternate digital signal processing chips selected by E-world and On2 jointly for the purpose of running the Encoder and Decoder. The digital signal processing chips selected will have sufficient performance characteristics to support the resolutions and framerates selected for the EVD system and non-EVD system.

1.18 "Update" means changes or additions to the Source Code made commercially available by On2, including, without limitation, revisions, patches and bug fixes and maintenance releases.

2        Source Code Use and Restrictions.

         E-world's use of the Source Code is subject to the following conditions:

2.1      Employees.

         2.1.1 Authorized Employees. E-world may only grant access to Source Code or Optimized Source Code to the minimum number of its full-time employees required to perform E-world's obligations under this Agreement. E-world will supply On2 with reasonably requested information concerning each employee that E-world intends to grant access to the Source Code or Optimized Source Code. The initial Authorized Employees are set forth on Exhibit D (each an "Authorized Employee"). Additional Authorized Employees must be approved in writing by On2 prior to accessing the Source Code or Optimized Source Code. All Authorized Employees must meet the following conditions:

                  2.1.1.1 Need-to-Know. Authorized Employees must have an absolute need-to-know to access Source Code or Optimized Source Code to enable E-world to produce the Optimized Code.

                  2.1.1.2 Confidentiality. Authorized Employees must be subject to a confidentiality agreement containing terms at least as strict as the confidentiality terms in this Agreement prior to accessing the Source Code or Optimized Source Code. E-world agrees that On2 is entitled to enforce the terms of this Agreement directly against each Authorized Employee.

         2.1.2 E-world Oversight of Authorized Employees. E-world must cause Authorized Employees to strictly abide by their obligations under this Agreement. E-world must use the same efforts to protect the confidentiality obligations of each Authorized Employee after the termination of his/her employment as E-world uses to enforce its own confidential information. E-world will not, however, use less than reasonable efforts in such enforcement. In any claim or legal action by

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                  On2 regarding a former Authorized Employee's obligations under this Section 2, E-world will, at its own expense, provide On2 with all reasonable assistance and cooperation.

         2.1.3 Authorized Employee Replacement. E-world must notify On2 in writing regarding the replacement of any Authorized Employee. On2 must approve the proposed replacement Authorized Employee in writing prior to that employee accessing the Source Code or Optimized Source Code. Replaced Authorized Employees will have no access to the Source Code, Optimized Source Code, or other Confidential Information.

2.2 Source Code and Optimized Source Code Use on Access Controlled Computers. Source Code and Optimized Source Code must be used only on access controlled, non-portable computers at a Source Code Site in accordance with Section 2.8. All coding, debugging, compiling, and related activities must be conducted entirely on such systems.

2.3 Source Code and Optimized Source Code Storage. E-world must store Source Code only on its original media and may store only two copies of the Optimized Source Code. Source Code and Optimized Source Code must be completely and permanently deleted from any computer and stored in a locked, secured location at the Source Code Site when not in use.

2.4 No Movement. E-world may not move the Source Code or Optimized Source Code from the Source Code Site(s) without On2's prior written consent.

2.5 Backup and Archival Copies. E-world may make backup copies of the Source Code and Optimized Source Code provided such backup copies are stored only on external storage media kept within a secured location at the Source Code Site.

2.6 Associated Information. All associated information (minutes from meetings, engineering notebooks, etc.) containing Source Code and Optimized Source Code must be treated in the same manner as Source Code.

2.7 Controlled Passwords. Access to the Source Code or Optimized Source Code on the computer systems described in Section 2.2 must be password controlled. Authorized Employees must have a unique, non-trivial, non-obvious password that is changed at least every thirty (30) days.

2.8      Source Code Sites.

         2.8.1 Security at Source Code Sites. The Source Code, Optimized Source Code, and the computers used in the development of the Optimized Code must be located at the Source Code Sites. There shall be a maximum of two Source Code Sites. Source Codes Sites must be secure with access restricted to Authorized Employees. E-world shall provide On2 with written notice of the location of and security arrangements in place at each Source Code Site.


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         2.8.2    Inspection. On2 may inspect the Source Code Site(s), including the computing systems and the Authorized Employee's office to verify compliance with the provisions of this Agreement upon reasonable notice to E-world. On2 agrees to comply with E-world's reasonable visitor policies. On2 will bear the cost of such inspection itself.

         2.8.3 Clean Desk Policy. Authorized Employees must adhere to a "clean desk" policy at their facilities at the Source Code Site. "Clean desk" policy means all Source Code, Optimized Code, and Confidential Information must be stored in a secured location when not in use.

2.9 E-world's Responsibility. E-world is fully responsible to On2 for the conduct of its employees who may in any way breach this Section 2 or any other obligations imposed on E-world's employees under this Agreement and for the losses arising from such breaches. E-world will, upon request of On2, take all reasonable steps necessary to recover any compromised Confidential Information improperly disclosed and will bear the cost of such steps.

2.10 Notification. E-world agrees to notify On2 promptly in the event of any breach of this Section 2, including breaches in its security.


2.11 On2 Porting and Optimization Support. For a period of 24 months beginning on the date hereof, On2 will provide E-world with phone and email Source Code porting, optimization and integration technical support ("Technical Support"). Technical Support shall be available at such times as On2 and E-world shall mutually agree, but at a minimum such support shall be available during On2's normal business hours. To the extent On2 or E-world is required to have its employees travel as a part of rendering or receiving the Technical Support, each party will pay its own travel and lodging expenses associated therewith. E-world can elect to receive an additional 12 months of Technical Support by delivering written notice of its desire to receive such additional Technical Support at least 30 days prior to the 24 month anniversary of the date hereof and paying On2 [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] within 30 days of delivering such written notice.

3        Grant of License.

3.1      EVD Source Code License Grant.

         (a) Subject to timely payment of the License Fee (as defined in Section 4.1) and Royalties (as defined in Section 4.2) and the terms of this Agreement, On2 grants E-world a royalty bearing, non-sublicensable, exclusive within the People's Republic of China, including Hong Kong, Macau and Taiwan (collectively, "China") and non-exclusive outside China, non-transferable, perpetual, irrevocable license to use, reproduce, and modify the Source Code solely to produce and compile Optimized Decoder Source Code into Optimized Decoder Object Code to be ported solely to the EVD/HDTV Products. E-world has the right to sublicense Optimized Decoder Object

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         Code in accordance with Section 3.2(c). Decoder Source Code and
         Optimized Decoder Source Code may only be used subject to the terms of this Agreement. E-world will not use or distribute, nor will it permit others to use or distribute, the Decoder Source Code, Optimized Decoder Source Code, or Optimized Decoder Object Code in a manner inconsistent with the terms of this Agreement.

         (b) Subject to timely payment of the License Fee and Royalties and compliance with the terms of this Agreement, On2 grants E-world a royalty bearing, non-sublicensable, exclusive within China and non-exclusive outside China, non-transferable, perpetual, irrevocable license to use, reproduce, and modify the Source Code solely to produce and compile Optimized Encoder Source Code into Optimized Encoder Object Code to be ported solely to the EVD/HDTV Products. E-world has the right to sublicense Optimized Encoder Object Code in accordance with
         Section 3.2(c). Encoder Source Code and Optimized Encoder Source Code may only be used subject to the terms of this Agreement. E-world will not use or distribute, nor will it permit others to use or distribute, the Encoder Source Code or Optimized Encoder Source Code in a manner inconsistent with the terms of this Agreement.

3.2      End User Encoder and Decoder Distribution License.

         (a) Subject to timely payment of the License Fee and Royalties and compliance with the terms of this Agreement, On2 grants E-world an exclusive within China and non-exclusive outside China, worldwide, non-transferable, perpetual, irrevocable license to use, copy, and distribute the Optimized Decoder Object Code integrated with EVD/HDTV Products.

         (b) Subject to timely payment of the License Fee and Royalties and compliance with the terms of this Agreement, On2 grants E-world an exclusive within China and non-exclusive outside China, worldwide, non-transferable, perpetual, irrevocable license to use, copy, and distribute the Optimized Encoder Object Code solely when integrated with EVD/HDTV Products.

         (c) E-world may grant sublicenses to its original equipment manufacturers ("OEMs") to produce and sell EVD/HDTV Products containing Optimized Decoder Object Code and Optimized Encoder Object Code, provided that such sublicenses are granted pursuant to written sublicense agreements and such sublicense agreements (i) not contain terms inconsistent with the terms of this Agreement, (ii) contain terms at least as restrictive on each OEMs as the terms of this Agreement to which E-world is subject, (iii) contain an undertaking by the OEMs to pay Royalties to E-world or, if On2 so elects, directly to On2. E-world will be responsible for the acts and omissions of its OEMs and for enforcing the provisions of this Agreement and the sublicense agreements with respect to such OEMs. If E-world fails to do so, On2 may do so directly. For the purposes of enforcing the terms of such sublicense agreements only, On2 shall be a third party beneficiary of each such sublicense agreement.


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3.3      Ownership. Other than the rights specifically granted above in Sections
         3.1 and 3.2, nothing in this Agreement will be construed to grant to E-world any intellectual property rights, or ownership of any of the Software.

3.4 End Users. E-world agrees to enforce the terms of the EULA to the same extent that it enforces end user licenses of E-world owned technology, but in no event shall E-world use less than reasonable care in such enforcement. If E-world fails to enforce the terms of such EULAs, On2 may do so directly. For the purposes of enforcing the terms of the EULAs only, On2 shall be a third party beneficiary of each such EULA.

3.5 Deployment Notice. E-world shall give On2 30 day's written notice prior to commercial deployment of any product that contains or uses any Software or Optimized Code. During such 30-day period E-world will also give On2 the opportunity to test such product.

3.6 Standard Announcement. E-world represents and warrants that it has the right to determine the EVD standard and has the ability to influence the selection of the compression portion of the HD TV standard. Prior to December 2003, E-world agrees to make VP5 and/or VP6 a part of the People's Republic of China's industrial standard for EVD, and prior to June 2006 E-world agrees to make VP5 and/or VP6 a part of the People's Republic of China's HD TV standard. On2 and E-world will issue a mutually agreed to press release upon the selection of On2 for each of these standards.

4        Fees, Payment Terms and Royalties.

         4.1 License Fee. In consideration of the license grants in Section 3.1 and 3.2, NT will pay (and E-world shall cause NT to pay) On2 a non-refundable license fee of [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (the "License Fee") within 10 days of the Effective Date of this Agreement.

4.2      Royalties.

         (a) In consideration of the license grants in Section 3.1 and 3.2, E-world shall pay (itself or through its agent or OEMs) to On2 royalties for EVD/HDTV Products in the amounts set forth on Exhibit B hereto (the "Royalties"). Royalties will be owed to On2 and accrue when an EVD/HDTV Product is manufactured or produced by E-world or its OEMs. E-world shall owe On2 the Royalties regardless of whether it is paid or collects royalties from its manufacturers, distributors or resellers and regardless of who manufacturers, sells or licenses the EVD/HDTV Products. Royalties shall be recorded by E-world as they accrue and be reported to On2 within 10 days of the end of each calendar quarter (the "Fee Report"). Each such Fee Report shall set forth the number of each EVD/HDTV Product type manufactured and the amount of Royalties accrued for each EVD/HDTV Product type. Within 30 days of the end of each calendar quarter, E-world shall pay to On2 the amount of Royalties accrued in the prior quarter. E-world agrees to provide On2 with such other royalty information and OEMs and sale information as On2 shall


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         reasonably request from time to time. In addition, E-world agrees to institute such measures and policies as On2 may reasonably request to ensure adequate reporting of EVD/HDTV Products manufactured and sold by E-world and its OEMs.

         (b) Minimum Payments. E-world agrees to guarantee minimum non-refundable Royalty payments to On2 for EVD/HDTV Products. The minimum royalties will be paid in quarterly installments based on the EVD/HDTV Product minimum amounts set forth on Exhibit C hereto (with the amount of quarterly payments being calculated using the royalty rates in Exhibit B). If in any year the actual number of EVD/HDTV Products manufactured exceeds the minimum unit amount set forth on Exhibit C for such year, the excess amount will be deducted from the following year's minimum amount.

         (c) Audit Rights and Record Keeping. E-world agrees that it shall maintain complete, clear and accurate records sufficient to establish the Royalties payable pursuant to this Section 4.2. E-world will maintain such books and records for a two-year period following the expiration or termination of this Agreement. E-world shall have no obligation to translate any records being audited or reviewed to English or any other language. On2 shall have the right, on three (3) days prior notice, itself or through its professional advisors to conduct an audit of E-world's records to verify compliance with the terms of this Agreement. If an underpayment or underreporting of fees is discovered, E-world shall pay the amount of the underpayment or correct and pay the underreported fees; provided, however, that if any discovered discrepancy is equal to or greater than five (5%) of the total amount due On2, E-world shall pay such amount, plus ten percent (10%) interest thereon and the cost of the audit. At On2's request, E-World shall undertake an audit, or shall assist On2 to audit, the books and records of the OEMs to verify accuracy of the royalty and sale information provided by the OEMs. If an underpayment or underreporting of fees is discovered, E-world shall ensure that the OEM pay the amount of the underpayment or correct and pay the underreported fees (the costs of such audit shall be borne by On2); provided, however, that if any discovered discrepancy is equal to or greater than five (5%) of the total amount due On2 or E-world, E-world shall ensure that the OEM shall pay such amount, plus ten percent (10%) interest thereon and the cost of the audit.

4.3 All payments due to On2 under this Agreement shall be paid in United States Dollars and remitted to the bank account outside China designated by On2 by wire transfer of immediately available funds. All such payments shall be free and clear of any deductions and charges imposed under the laws of China.

5        Source Code Delivery.

5.1      Software Delivery: Upon receipt of the License Fee set forth in Section
         4.1 by On2, On2 shall provide E-world one (1) copy in CDROM form of the Software (i.e. the Source Code and object code for Encoders and Decoders) within ten (10) days of the receipt date.

5.2 Update Delivery: On2 will provide E-world one (1) CDROM copy of any Updates released during the term of this Agreement within ten (10) days of the release date.


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6        Marketing.

6.1 Press Release. No party will issue any press releases concerning this Agreement or the relationship between the parties without the prior written consent of the other parties unless, in the opinion of its counsel, such disclosure is required by law or the rules and regulations of the AMEX or any governmental or supervisory authority to which it is subject.

7        Confidential Information.

7.1 Confidentiality. Any party ("Disclosing Party") may from time to time disclose Confidential Information to the other ("Recipient"). During the term of this Agreement and for so long as the Confidential Information does not enter the public domain, Recipient will keep in confidence and trust and will not use, disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to use, disclose, or disseminate, the existence, source content or substance of any Confidential Information to any other person except as may be required to perform its obligations under this Agreement or as may be required by law. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential user data, trade secrets, and proprietary information. Recipient's employees and independent contractors will be given access to the Confidential Information only on a need-to-know basis, and only if they have received instruction with regard to their obligation to maintain the confidentiality of Confidential Information. Recipient will not copy or load any of the Confidential Information onto any computing device or store the Confidential Information electronically, except in circumstances in which Recipient has taken reasonable precautions to prevent unauthorized access. Upon request, a Recipient will promptly deliver to the Disclosing Party all copies of documents containing the Disclosing Party's Confidential Information and will promptly destroy all memoranda, notes and other writings in its control containing such Confidential Information. The provisions in this Section 7.1 are in addition to any requirements contained in Section 2 (Source Code Use and Restriction) regarding E-world's use of Source Code and Optimized Code.

7.2 Confidential Information Definition. "Confidential Information" is all nonpublic information concerning the business, technology, internal structure and strategies of the Disclosing Party that is conveyed to the Recipient orally or in tangible form and is either marked as "confidential" or is identified as confidential prior to disclosure or that, by its nature, the parties reasonably would or should understand to be confidential. E-world acknowledges that the contents of this Agreement (including, without limitation the pricing terms contained herein), Optimized Code, Software, related documentation, listings, flow charts, data, bench mark tests, specifications, underlying ideas, algorithms, concepts, procedures, processes, principles, know-how, methods of operation, designs, programming techniques (including all underlying Intellectual Property Rights), input data formats and structures, trade secrets, and other proprietary information provided by On2 to E-world are Confidential Information. On2 acknowledges that Incorporated Technology is Confidential Information. Confidential Information will not include the

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         fact that this Agreement exists. If any Confidential Information is required to be disclosed by operation of law (including any Confidential Information required to be disclosed as a result of On2's disclosure obligations under the U.S. securities laws) or by an instrumentality of the government, then in such event the Recipient will promptly notify the Disclosing Party of any such request so as to allow the Disclosing Party full opportunity to seek protective orders or other relief prior to disclosure. The non-disclosure obligations with respect to Confidential Information will not apply to information
         (i) that at the time of disclosure was generally available to the public, through no act or failure of Recipient; (ii) that is rightfully known to Recipient at the time of receiving such information; (iii) that is furnished to Recipient by a third party without restriction on disclosure and without Recipient having actual notice or reason to know that the third party lacks authority to so furnish the information;
         (iv) that is independently developed by Recipient, or (v) the Disclosing Party consents in writing to being disclosed.

8        Warranties.

8.1 On2 Warranties. On2 warrants that the Software does not infringe any Intellectual Property Rights held by any third party.

8.2 E-world Warranties. E-world warrants that (i) neither porting or optimizing the Software to or for any product nor the Incorporated Technology, infringe any Intellectual Property Rights held by any third party; and (ii) that it will not (and it will not allow any end user or OEM) use, copy or distribute the Software or Optimized Code in a manner inconsistent with the terms of this Agreement.

8.3 No Warranty. EXCEPT AS PROVIDED IN SUBSECTIONS 8.1 AND 8.2 ABOVE, THE SOFTWARE, OPTIMIZED DECODER CODE, AND INCORPORATED TECHNOLOGY (COLLECTIVELY THE "SUBJECT TECHNOLOGIES") ARE PROVIDED "AS-IS" WITHOUT WARRANTY OF ANY KIND AND BOTH PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE SUBJECT TECHNOLOGIES ARE BEING PROVIDED WITHOUT ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING OUT OF A COURSE OF DEALING OR USAGE OF TRADE OR OTHERWISE INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS OR ADEQUACY FOR ANY PARTICULAR PURPOSE OR USE, NONINFRINGEMENT, QUALITY, PRODUCTIVENESS, CAPACITY, OR THAT THE OPERATION OF THE SUBJECT TECHNOLOGIES WILL BE ERROR-FREE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY A PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS, AGENTS, OR TO ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, LICENSING, SUBLICENSING, SUPPLY OR DELIVERY OF THE SUBJECT TECHNOLOGIES WILL CREATE A REPRESENTATION, CONDITION, OR WARRANTY AND NEITHER PARTY MAY NOT RELY ON SUCH INFORMATION OR ADVICE.


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9        Indemnification.

9.1 On2's Indemnification of E-World. On2 agrees to defend E-world from and against liability, judgments, costs, demands and expenses (including reasonable attorneys' fees) based on any infringement of any third party intellectual property rights as a result of the use of the Software in accordance with the terms hereof, and On2 agrees to indemnify E-world from any costs and/or damages awarded against E-world in any such infringement claim or action or settlement thereof; provided that: (i) On2 is promptly notified in writing of such claim,
         (ii) E-world grants On2 sole control of the defense and any related settlement negotiations, and E-world cooperates with On2 in defense of such claim. Notwithstanding the foregoing, On2 shall have no liability to E-world if the infringement results from: (a) use of the Software in combination with software not provided by On2 unless such infringement results directly and solely from use of the Software, (b) modifications to the Software not made by On2, or (c) use of other than the latest Update to the Software, if such infringement would have been avoided by use of such Update. The foregoing states the entire liability of On2 with respect to infringement of any patents, copyrights, trade secrets or other proprietary rights by the Software.

9.2 E-world's Indemnification of On2. E-world agrees to defend On2 from and against any liability, judgments, costs, demands and expenses (including reasonable attorneys' fees): (A) based on any breach by E-world, its employees, NT or OEMs of Sections 2, 3, 4, 7, 8 or 10, (B) based on any use (directly or indirectly) of the Software or Optimized Code by third parties through E-world except as otherwise contemplated and allowed by this Agreement, (C) arising out of any claim by an end user of an EVD/HDTV Product or third party customer of E-world or E-world's manufacturers or (D) based on infringement of any third party intellectual property right as a result of (a) the use by any person or entity of the Software which has been modified other than by On2, (b) a combination with software not provided by On2 unless such infringement relates solely and directly from use of the Software or (c) use of other than the latest Update to the Software, if such infringement would have been avoided by use of such Update, and E-world agrees to indemnify On2 from any costs and/or damages awarded against On2 in any such infringement claim or action or settlement thereof; provided that:
         (i) E-world is promptly notified in writing of such claim, and (ii) On2 grants E-world sole control of the defense and any related settlement negotiations, and On2 cooperates with E-world in defense of such claim.

10       Exclusion of Damages, Limitation of Liability and Intellectual
         Property.

10.1 Exclusion of Damages. EXCEPT IN RESPECT OF A PARTY'S BREACH OF SECTIONS 2 (SOURCE CODE), 3 (GRANT OF LICENSE), OR 6 (CONFIDENTIAL INFORMATION), NEITHER PARTY WILL IN ANY CIRCUMSTANCE BE LIABLE TO THE OTHER, OR TO ANY OTHER PERSON CLAIMING THROUGH SUCH PARTY, FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR OTHER DAMAGES OR EXPENSES OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF PROFITS, SAVINGS, BUSINESS, DATA, REVENUE, EQUIPMENT, ANTICIPATED BENEFITS ARISING OUT OF THE USE OR INABILITY TO USE SOFTWARE OR INCORPORATED

         TECHNOLOGY, COSTS OF OVERHEAD OR COSTS ASSOCIATED WITH THE INABILITY TO USE THE SUBJECT TECHNOLOGIES, LOSS FROM ANY COMPLETE OR PARTIAL COMPUTER OR WORK STOPPAGE OR OTHER SIMILAR DAMAGES, WHETHER SUCH DAMAGES OR EXPENSES ARISE OUT OF CONTRACT (INCLUDING FUNDAMENTAL BREACH) OR TORT (INCLUDING NEGLIGENCE) EVEN IF ANY OF THE PARTIES HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.2 Intellectual Property. (a) In the event of any infringement or attempted infringement of the Software or On2's Intellectual Property Rights (or any part thereof), E-world shall promptly notify On2 and fully cooperate with On2 in any action deemed appropriate by On2 in its sole discretion (including participating in or initiating any action or proceeding) to enforce or safeguard On2's rights and interests. E-world may not conduct or institute any action with respect to such infringement without the prior written consent of On2. On2 shall have full discretion with respect to such action. If On2 decides not to take action, E-world may conduct or institute any such action but shall keep On2 fully informed. In the event of any infringement or attempted infringement of the Intellectual Property Rights of both E-world and On2, the parties shall consult each other and cooperate to determine any action to be taken with respect to such infringement.

         (b) Any improvements or modifications made by E-world to the Software or any of On2's Intellectual Property Rights and/or any development of any new technology, technique, skill or process relating to the Software or any of On2's Intellectual Property Rights shall be referred to herein as "Improvements". E-world shall promptly inform and provide copies to On2 of any Improvements. The parties agree that (i) Improvements shall be jointly owned, (ii) treated as part of the licensed Software and/or Intellectual Property Rights and such Improvement shall not be used and exploited by E-world in a manner inconsistent with the terms of this Agreement; (iii) without prior written consent from the other party, neither party shall assign, transfer or license any rights, title and interest in such Improvement to any third party whether during the term of this Agreement or at any time after its termination or expiration; and (iv) E-world shall not seek or apply for intellectual property protection (including, without limitation, patents or copyrights) for any Improvements without On2's prior written consent, which consent shall not be unreasonably withheld.

         (c) If during the term of this Agreement, On2 decides to terminates its video compression business or in the event of bankruptcy or liquidation of On2, E-world shall continue to have the right to use the Software and On2's Intellectual Property Rights in accordance with the licenses granted under this Agreement and shall have the right use the Source Code for development purposes.

11       Termination.

11.1 Termination. E-world or On2 may terminate this Agreement if the other party is in material breach of this Agreement and fails to cure within fifteen (15) days after written notice. If NT breaches its payment obligations under this Agreement and the non-payment is not cured within fifteen (15) days after written notice, On2 may terminate this

         Agreement (E-world has no right to terminate in this circumstance). Either of On2 or E-world may terminate this Agreement if the other party becomes bankrupt or a receiver is appointed for a substantial part of its assets or business, or any order is made approving a petition or answer seeking reorganization under any applicable bankruptcy law. If NT becomes bankrupt, liquidated, de-registered or otherwise ceases to exist, only On2 shall have the right to terminate this Agreement. Unless E-world properly terminates this Agreement as a result of an uncured material breach by On2, E-world shall not be relieved of any of its or NT's payment obligations set forth in this Agreement.

11.2 Events Upon Termination and Expiration. Upon the termination of this Agreement by On2 on account of an uncured material breach by E-world or NT, without prejudice to any other rights that On2 may have, the following will occur:

         11.2.1 E-world will immediately cease all use and distribution of the Software, Optimized Code and any On2 Confidential Information.

         11.2.2 E-world will immediately return to On2, or destroy, all copies of the Software, Optimized Code, On2 Confidential Information, and all documentation created under this agreement in its possession or control. Upon written request from On2, E-world will promptly provide On2 with a written certification of E-world's compliance with the foregoing.

         11.2.3 E-world shall have no further right to market, sell or license any EVD/HDTV Products that contain any Software or Optimized Code.

11.3     Term.  The term of this Agreement shall be perpetual.

12       Additional Terms.

12.1 Intellectual Property Notices. E-world will not, nor will it permit others to, remove, alter, cover or obscure any confidentiality, trade secret, proprietary or copyright notices, trademarks, proprietary, Intellectual Property Rights or other identifying marks or designs from any component of the Optimized Decoder Code including associated documentation and delivery media, and will replicate such notice within every copy or partial copy made.

12.2 Force Majeure. Neither On2 nor E-world be liable to the other for any delays or losses resulting from events beyond its control, such as fire, earthquake, or casualty arising out of earthquake, accidents, adverse weather conditions, war, civil disorder, or government action; provided, however, that the affected party take reasonable efforts to mitigate the effects of such events. The affected party will promptly notify the other of any such event, and On2 and E-world will meet promptly to determine appropriate resolution.

12.3 Conflicts. In the event that any terms of this Agreement conflict with the terms of any Exhibit, the terms of this Agreement will prevail.

12.4 Survival. The rights and obligations contained in Sections 7, 8, 9, 10, 11 and 12 will survive the termination of this Agreement for any reason.

12.5 Non-Encumbrance. E-world will not pledge, mortgage, encumber or offer as security in any manner any part of this Agreement, any of the rights granted hereunder or any part of the Optimized Decoder Code, accompanying documentation, or components.

12.6 Seizure. In the event of a pending seizure of the Software or Optimized Decoder Code by a creditor of E-world, E-world must immediately inform On2 and take all measures to have On2's Intellectual Property Rights recognized and protected. E-world will pay all costs incurred recovering the seized materials.

12.7 Assignment. Except as provided in this Section, neither On2 nor E-world may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party. NT may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of On2. Any attempted assignment or delegation without the appropriate party's prior written consent will be void and will give such other party the right to terminate this Agreement. For the purpose of this Section neither the sale of all, or substantially all, of On2's assets including this Agreement, nor the sale or change of control of On2 shall be deemed to be a prohibited assignment or delegation hereunder. Subject to the foregoing, this Agreement will inure to the benefit of and be binding on the respective successors and permitted assigns of the parties.

12.8 Equitable Relief. E-world agrees that On2 will be entitled to equitable relief, including injunctive relief without the posting of any security, to prevent any breach, infringement, or further breach or infringement of any Intellectual Property Rights or unauthorized disclosure of the Software or Optimized Code. On2 may specifically enforce such provisions or protect such rights by an action instituted in any court having competent jurisdiction and E-world hereby submits to the jurisdiction of the Federal Courts of New York in connection with any action seeking such equitable relief. E-world acknowledges that the Software and Optimized Code have a special and unique character, giving them particular value, the loss of which cannot be reasonably or adequately compensated for in damages. Nothing will prevent E-world from disputing the occurrence of such a breach or infringement.

12.9 Position of NT. For the avoidance of doubt, the parties expressly agree that NT shall have no rights under this Agreement except as expressly granted herein and On2 shall have no obligations towards NT unless expressly stated.

12.10 Notices. All notices and demands under this Agreement must be in writing and will be effective only if delivered by personal service, overnight courier, or certified or registered, return receipt requested United States mail, to the following addresses:

         TO ON2:
         On2 Technologies, Inc.
         21 Corporate Drive, Suite 103
         Clifton Park, NY 12065
         Attn: General Counsel

         TO E-WORLD:

         Beijing E-world Technology Co., Ltd.
         Triumph Plaza East-F4 143A Xizhimenwai Street,
         Xicheng District, Beijing, People's Republic of China
         Attn: General Counsel

         TO NT:

         Nature Talent Capital Limited
         Room 701, Shanghai Industrial Investment Building,
         48-62 Hennessy Road
         Wanchai, Hong Kong
         Attn: Chairman of the Board

         Any party may change the addresses set forth above by written notice to the other parties. Notice will be effective on receipt.

12.11 Waiver. No waiver of any provision of this Agreement will be binding unless it is in writing. No indulgence or forbearance by a party will constitute a waiver of the other party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision will not be deemed to waive the same provision thereafter or any other provision of this Agreement at any time.

12.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, express or implied.

12.13 Amendment. This Agreement may be amended only by written agreement executed by the Parties.

12.14 Severability. If any provision or part of any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or portions thereof, will not be in any way affected or impaired thereby.

12.15 Dispute Resolution and Choice of Law. Except for On2's rights and remedies under Section 12.8 hereof and except for the right of any party to enforce a claim for monies owed under this Agreement in any court of competent jurisdiction, this Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the state of New York. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London, UK. The language to be used in the arbitral proceedings shall be English.

12.16 Execution By Counterparts & Facsimile. This Agreement, and any amendment, supplement, restatement or termination of any provision, may be executed and delivered in counterparts by facsimile.

12.17 Independent Contractors. The relationship between On2 on the one hand and E-world and NT on the other hand is that of independent contractors. Nothing in this Agreement may be construed to make a party the agent or partner of the other. No party may legally bind the other parties in any manner.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

ON2 TECHNOLOGIES, INC.                      BEIJING E-WORLD TECHNOLOGY CO., LTD.

By:       /s/ Mark Meagher                  By:    /s/ Hao Jie

          (Signature)                              (Signature)

Name:     Mark Meagher                      Name:  Hao Jie

Title: EVP and Chief Financial Officer      Title: President



NATURE TALENT CAPITAL LIMITED

By:    /s/ Nick Bai

Name:  Nick Bai

Title: Chairman

                                    EXHIBIT A

                     END USER LICENSE AGREEMENT (EULA) TERMS

- User shall not port, reverse engineer, reverse assemble or reverse compile the [licensed software], or otherwise attempt to derive source code from the [licensed software].

- User shall not alter, modify or change the [licensed software] or the source code underlying the [licensed software] in any respect.

- This [End User License Agreement], and the license granted to you under it, will terminate immediately if you are in breach of any of the terms of this [End User License Agreement]. In the event of termination, you must immediately stop using the software and either destroy all copies of the [licensed software] or return them to [E-world].

- User may not copy, sell, sublicense, assignor redistribute the [licensed software].

- [insert e-world or manufacturer's name] licensors shall have the right to enforce the terms of this [End User License Agreement] against you.

- The licensed software may be used only in the People's Republic of China

                                    EXHIBIT B
                                 ROYALTY AMOUNTS

EVD/HDTV Product with Encoder or Decoder only:

[*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per each EVD/HDTV Product manufactured or produced





EVD/HDTV Product with Encoder and Decoder together:

[*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per each EVD/HDTV Product manufactured or produced

                                    EXHIBIT C
                                 MINIMUM AMOUNTS

EVD/HDTV PRODUCTS WITH DECODER ONLY:

2004: [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] units

2005: [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] units


EVD/HDTV PRODUCTS WITH ENCODER ONLY:

2004: [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] units


2005: [*CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] units

                                    EXHIBIT D
                              AUTHORIZED EMPLOYEES

Chen Xiaotian (Chinese Translation)


Hao Jie (Chinese Translation)


Li Qiuli (Chinese Translation)


Li Yi (Chinese Translation)


Peng Nanhong (Chinese Translation)


Tang Jiangjie (Chinese Translation)


Xie Kai (Chinese Translation)


Xu Xiang (Chinese Translation)


Yang Mao (Chinese Translation)